UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 4, 2015

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Blvd, Suite 300, Northbrook, IL 60062

(Address of principal executive offices)   (Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

On June 4, 2015, Andrea Tarbox, Vice President and Chief Financial Officer of KapStone Paper and Packaging Corporation (the “Company”), will give a Company presentation at Deutsche Bank’s  6th Annual Global Industrials & Basic Materials conference in Chicago, Illinois.   A copy of the presentation materials to be used by Ms. Tarbox at the conference is furnished as Exhibit 99.1 of this report.   The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Exhibit 99.1 contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  The forward-looking statements in these materials include any statements that are not historical facts.   These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements.  Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (2) market and economic factors; (3) results of legal proceedings and compliance costs; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; and (7) the integration of the Company’s acquisitions.  Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and elsewhere in reports that the Company files with the Securities and Exchange Commission.  Except as required by law, the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01         Financial Statements and Exhibits

The following exhibit is furnished as part of this report:

(d)       Exhibits

99.1     Presentation materials dated June 2015

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 4, 2015

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Andrea K. Tarbox
Name:	Andrea K. Tarbox
Title:	Chief Financial Officer

Exhibit Index

Number	Exhibit

99.1	Presentation materials dated June 2015